                                                                Exhibit 99.1

                                               Corporate Office Properties Trust
                                               One Logan Square, Suite 1105
                                               Philadelphia, Pennsylvania 19103

AT THE COMPANY          AT THE FINANCIAL RELATIONS BOARD
-------------------     --------------------------------------
Clay W. Hamlin, III,    For General Info: Paula Schwartz          (212) 661-8030
President & CEO         For Analyst Info: Stephanie Carrington    (212) 661-8030
(215) 567-1800          For Media Info:   Claudine Cornelis       (212) 661-8030

AT CONSTELLATION ENTERPRISES:
-----------------------------
Larry Lichtenauer
(410) 719-3081

FOR IMMEDIATE RELEASE
---------------------
May 15, 1998

               CORPORATE OFFICE PROPERTIES TRUST AND CONSTELLATION
               ----------------------------------------------------
                REAL ESTATE GROUP, INC. ANNOUNCE MERGER AGREEMENT
               ---------------------------------------------------

   Corporate Office Properties' Portfolio To Grow By 59% -- Making The Company One Of The Largest Commercial Real Estate Operators In The Mid-Atlantic Region

Philadelphia, PA, May 15, 1998 -- Corporate Office Properties Trust (NYSE:OFC), the Philadelphia-based real estate investment trust, and Constellation Real Estate Group, Inc. (CREG), a full-service real estate owner and developer based in Columbia, Maryland, today announced the signing of a definitive merger agreement. CREG is part of Constellation Enterprises, Inc., which is a wholly-owned subsidiary of Baltimore Gas & Electric Company (NYSE:BGE).

The consideration to be received by Constellation has a value in excess of $200 million. The combination, which is subject to Corporate Office Properties' shareholder approval, is expected to close in the beginning of the third quarter. Upon completion, Corporate Office Properties' portfolio will increase by 59% to 45 properties primarily located in Pennsylvania, New Jersey, Maryland and suburban Washington, D.C. -- totaling 4.3 million square feet of leaseable space.

                                     -MORE-

Corporate Office Properties Trust And
Constellation Real Estate Group Announce Merger Agreement
Page 2


The transaction will expand Corporate Office Properties' organization by 35 professionals and support staff. Randall M. Griffin, 53, currently President of CREG, will assume the role of President and Chief Operating Officer reporting to Clay W. Hamlin, III, Corporate Office Properties' Chief Executive Officer. Roger
A. Waesche, Jr., 44, currently Senior Vice President of CREG, will become Senior Vice President-Finance of Corporate Office Properties Trust.

Operationally, acquisitions and capital markets functions will be managed out of the REIT's Philadelphia office. Real estate operations, development and property management functions will be operated out of Constellation's Columbia, Maryland offices.

As part of the agreement, Corporate Office Properties will also acquire CREG's 75% ownership of Constellation Realty Management, LLC (CRM), Baltimore's largest commercial property/asset management organization. CRM provides property and asset management services to major institutional real estate investors and provides corporate facility services to major owner occupied corporate properties. With a staff of 59, CRM currently manages a 251-building, 15.7 million square foot portfolio with offices in the Baltimore, Northern Virginia and Philadelphia areas.

Highlights:

 - Under terms of the agreement, Corporate Office Properties will pay $200 million: $104 million in either cash or debt assumption; and $96 million in securities comprised of 6.88 million shares in Common Stock and $24 million of Convertible Preferred Stock.

 - CREG will contribute 16 properties totaling 1.6 million square feet of office and retail space, increasing Corporate Office Properties' portfolio by 59%, from 2.7 million to 4.3 million square feet.

 - Corporate Office Properties will receive options and first rights of refusal to acquire 92 acres of entitled land at any time over the next two to five years. The acreage, contiguous to the CREG office properties, will permit approximately two million square feet of office development to be built.

 - BGE, through Constellation Enterprises, Inc., will become Corporate Office Properties' single largest investor, with a 41% common stock ownership interest.

 - Upon completion of the combination, BGE will gain two seats on Corporate Office Properties' nine member board, which will be held by Edward A. Crooke, 59, Chairman of Constellation Enterprises, Inc., and Vice Chairman of BGE; and Steven D. Kesler, 46, President of Constellation Investments, Inc.

                                     -MORE-

Corporate Office Properties Trust And
Constellation Real Estate Group Announce Merger Agreement
Page 3


CREG properties comprise over 1.6 million square feet and include eight Class A office buildings in the northern Baltimore/Washington corridor, three Class A office buildings in the Washington, D.C. suburbs, one waterfront office building in downtown Baltimore and four retail projects. Two of the office projects and two of the retail projects are under construction and are 89% preleased, with all four scheduled for completion this year. The operating CREG portfolio is currently 93% leased.

While Corporate Office Properties' focus is to become a major player in the suburban office market nationally, it is currently focusing on the Baltimore/Washington region, as evidenced by its recent $72 million acquisition of the 815,389 square foot, 12-building suburban office portfolio located in Airport Square near the Baltimore/Washington International Airport.

"This is our first entity transaction," stated Clay W. Hamlin, III, Chief Executive Officer of Corporate Office Properties. "We are joining forces with a quality organization with quality people and a quality portfolio. CREG has large acquisition and development pipelines, and the combined organizations have years of proven value creation experience. This transaction, like our recent Airport Square acquisition, demonstrates our ability to use our capital efficiently and to acquire quality portfolios in desirable suburban submarkets at prices significantly below replacement cost," he added.

"The decision to combine the CREG assets, together with its people and expertise with Corporate Office Properties is a win-win situation for BGE, Constellation and Corporate Office Properties," explained Ed Crooke, Chairman of Constellation Enterprises, Inc. and Vice Chairman of BGE. "BGE will receive good value for its properties, cash to reduce debt, a highly liquid investment and the opportunity to realize significant future returns from a company having high-growth potential. Corporate Office Properties gains a perfect opportunity to accelerate its growth combining with CREG, which has a talented team in place. In reaching this agreement, the interests of all parties and their shareholders are extremely well-served," he added.

Corporate Office Properties Trust is a self-administered real estate investment trust focused on the acquisition, ownership and operation of suburban office properties located in high-growth submarkets.

   To receive OFC's latest news release and other corporate documents via FAX at no cost, dial 1-800-PRO-INFO. Use company's symbol, OFC.

                                      # # #

This press release contains forward-looking information about the Company. A number of factors could cause the Company's actual results to differ materially from those anticipated, including changes in the general economic climate, the supply of and demand for office properties in the Company's markets, potential environmental liabilities, interest rate levels, the availability of financing, slippage in development or lease-up schedules, tenant credit risks and higher-than expected costs. For further information on these and other factors that could impact the Company and statements contained herein, references should be made to the Company's filings with the Securities and Exchange Commission.